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                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Lydall, Inc. (the "Corporation"), does hereby constitute and appoint Leonard R. Jaskol and John E. Hanley, and each of them singly, as his agent and attorney-in-fact to do any and all things and acts in his name and in the capacities indicated below and to execute any and all instruments for him and in his name in the capacities indicated below which said Leonard R. Jaskol and John
E. Hanley, or either of them, may deem necessary or advisable to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the preparation and filing of the Corporation's Annual Report on Form 10-K (the "Annual Report") respecting the fiscal year ended December 31, 1997, including specifically, but not limited to, power and authority to sign for him in his name in the capacities indicated below the Annual Report and any and all amendments thereto, and each of the undersigned does hereby ratify and confirm all that said Leonard R. Jaskol and John E. Hanley, or either of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his or her name.


   Leonard R. Jaskol         Chairman of the            March 16, 1998
 -------------------         Board and Chief
Leonard R. Jaskol            Executive Officer



   Lee A. Asseo              Director                   March 16, 1998
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Lee A. Asseo


   Paul S. Buddenhagen       Director                   March 16, 1998
---------------------
Paul S. Buddenhagen


   James P. Carolan          Director                   March 16, 1998
-------------------
James P. Carolan


   Samuel P. Cooley          Director                   March 16, 1998
-------------------
Samuel P. Cooley


   W. Leslie Duffy           Director                   March 18, 1998
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W. Leslie Duffy


   William P. Lyons          Director                   March 16, 1998
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William P. Lyons


   Joel Schiavone            Director                   March 16, 1998
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Joel Schiavone


   Elliott F. Whitely        Director                   March 16, 1998
---------------------
Elliott F. Whitely


   Roger M. Widmann          Director                   March 16, 1998
-------------------
Roger M. Widmann


   A. E. Wolf                Director                   March 16, 1998
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A. E. Wolf